Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2006
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
Pursuant to a Letter Agreement dated April 18, 2006, David C. Prosser and Margaret F. Prosser (the “Sellers”) agreed to sell to RTW, Inc. in a private sale 90,000 shares of the Company’s common stock at a price of $11.00 per share. Closing of the purchase is expected to occur on April 20, 2006. Mr. Prosser is a director and Chairman Emeritus of RTW.
In connection with the transaction, Sellers agreed that they would not sell or transfer any additional shares of RTW common stock during 2006, without the express prior consent of RTW and that RTW is not required to consider or grant any request. The Letter Agreement permitted:
1.	Sales by the Prosser Foundation, which currently holds 78,464 shares;

2.	Bona fide gifts or contributions by any Seller to any 501(c)(3) entity and any resale by this entity;

3.	Bona fide gifts by any Seller to any family member (other than a Seller) and any resale by this family member; and

4.	Sales by the David C. Prosser 1995 Unitrust or the David C. Prosser 1996 Unitrust, which collectively own approximately 25,500 shares.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
Exhibit 10.1 — Letter Agreement dated April 18, 2006 between RTW, Inc. and David C. Prosser and Margaret F. Prosser.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: April 19, 2006	By /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)